Exhibit 10.5
RESTRICTED STOCK AGREEMENT
GRANTED TO:
DATE OF GRANT:
GRANTED PURSUANT TO: A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan
NUMBER OF SHARES:
VESTING SCHEDULE:
     1. This Restricted Stock Agreement (the “Agreement”) is made and entered into as of                      (the “Date of Grant”) between A.C. Moore Arts & Crafts, Inc., a Pennsylvania corporation (the “Company”), and                     , as a participant (the “Participant”) in the A.C. Moore Arts & Crafts, Inc. 2007 Stock Incentive Plan (the “Plan”), a copy of which is enclosed herewith. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.
     2. The Participant is granted ___ shares of Common Stock of the Company (the “Restricted Stock”). The Restricted Stock is granted as provided for under the Plan and is subject to the terms and conditions set forth in the Plan and this Agreement. The Restricted Stock granted hereunder is a matter of separate inducement and is not in lieu of salary or other compensation for the services of a Participant to the Company or any of its Affiliates.
     3. This grant of Restricted Stock shall vest in accordance with the following schedule:
[In whole or in part, from immediate vesting to any daily, monthly or yearly vesting up to 10 years and in combination with any or none of the performance measures permitted to be used under the Plan, either individually or in any combination and with or without acceleration.]
     4. The Restricted Stock granted hereunder shall be promptly issued and evidenced by a certificate or certificates for such shares issued in the Participant’s name or by book entry at the Company’s option. The Participant shall thereupon have all the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive all dividends and other distributions paid with respect to them; provided, however, that the shares shall be subject to the restrictions on transferability in Paragraphs 5 and 6 below. Unless otherwise provided in this Paragraph 3, the Company shall hold the certificate or certificates for such shares until the date the restrictions on transferability are removed in accordance with Paragraphs 5 and 7 below. The Company may, in its sole discretion and at any time prior to the date the restrictions on transferability are removed in accordance with Paragraphs 5 and 7 below, require (i) that the stock certificate or certificates representing such shares shall be imprinted with a legend stating that the shares represented thereby are the restricted shares subject to the terms and conditions of this Agreement and, as such, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement, and/or (ii) that the Participant shall, upon receipt of the certificate or certificates therefor, deposit such certificate or certificates together with a stock power or other like instrument of transfer, appropriately endorsed in blank, with an escrow agent designated by the Company, which may be the Company, under a deposit agreement containing such terms and conditions as the Company shall approve, with the expenses of such escrow to be borne by the Company.

     5. If under Section 12 of the Plan the Participant, as the owner of the shares of the Restricted Stock, shall be entitled to new, additional or different shares of stock or securities, (i) the Company may require that the certificate or certificates for, or other evidences of, such new, additional or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall be imprinted with a legend as provided in Paragraph 3 above, be deposited by the Participant under the deposit agreement provided for therein, and (ii) such certificate or certificates for, or other evidences of, such new, additional or different shares or securities shall be subject to the restrictions on transferability as provided in Paragraphs 6 and 7 below.
     6. The shares of the Restricted Stock shall be subject to restrictions on transferability. Subject to Paragraph 8 through 11, inclusive below, such restrictions shall be removed from such shares according to the vesting schedule set forth above. Notwithstanding anything contained in this Agreement to the contrary, if there is a Change in Control of the Company, all unvested shares of Restricted Stock granted under this Agreement shall become fully vested immediately upon the occurrence of the Change in Control and such vested shares of Restricted Stock shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. The Committee shall have full discretion, notwithstanding anything herein or in this Agreement to the contrary, with respect to an outstanding Award of Restricted Stock, upon the merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, to provide that the securities of another entity may be substituted hereunder for the shares of Common Stock and to make equitable adjustment with respect thereto.
     7. During the period when the Restricted Stock is subject to the restrictions on transferability, none of the shares of the Restricted Stock subject to such restrictions shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution. Any attempt by the Participant to dispose of any shares of the Restricted Stock in any such manner shall result in the immediate forfeiture of such shares.
     8. If the Participant’s employment is terminated due to death or Disability all unvested shares of Restricted Stock held by the Participant on the date of the Participant’s termination of employment due to death or the date of the termination of his or her employment related to Disability, as the case may be, shall immediately become vested as of such date.
     9. If a Participant’s employment is terminated by the Company for Cause, all shares of Restricted Stock, earned or exercisable, held by the Participant on the date of the termination of his or her employment for Cause shall immediately be forfeited by such Participant as of such date.
     10. If a Participant’s employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or Disability, all unvested shares of Restricted Stock held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date.
     11. Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its discretion, provide that any or all unvested shares of Restricted Stock held by the Participant on the date of the Participant’s death and/or the date of the termination of the Participant’s employment shall immediately become vested as of such date.
     12. All payments or distributions of an Award made pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to This Agreement, it may require the Participant receiving such Common Stock to remit to it or to the Affiliate that employs such Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Affiliate employing the Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Affiliate, as the case may be, to the Participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with this Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.
     13. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing any shares of Common Stock delivered to the Participant under this Agreement shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or with respect to such laws.
     14. The Participant covenants and agrees with the Company that if, with respect to any shares of Common Stock delivered to the Participant pursuant to this Agreement, there does not exist a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which registration statement shall have become effective and shall include, or shall be accompanied by, as applicable, a prospectus that is current with respect to the shares of Common Stock subject to this Agreement, (i) he or she takes the shares of Common Stock for his or her own account and not with a view to the resale or distribution thereof, (ii) any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a registration statement on an appropriate form under the Act, which registration statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) the certificate or certificates evidencing such shares shall bear a legend to the effect of the foregoing.
     15. For purposes of this Paragraph 15, (i) if there is an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect containing non-competition provisions, then such provisions shall govern the Participant’s non-competition obligations; or (ii) if non-competition provisions are not included in such employment agreement or at will offer letter or if there is no employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, then the following provisions of this Paragraph 15 shall govern the Participant’s non-competition obligations. In consideration of the grant of the Restricted Stock to the Participant, the receipt and sufficiency of which are hereby acknowledged, the Participant agrees that for a period of six (6) months after termination of the Participant’s employment (the “Non-Compete Period”), the Participant shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Affiliates, as such businesses exist or are in process on the date of the termination of Participant’s employment, within any geographical area in which the Company or its Affiliates engage or actively plan to engage in such businesses. Nothing herein shall prohibit Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Participant has no direct or indirect active participation in the business of such corporation. During the Non-Compete Period, the Participant shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company, its

Affiliates and any employee thereof, (ii) hire an employee of the Company or any of its Affiliates, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Affiliates to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, or business relation and the Company or any of its Affiliates (including, without limitation, making any negative statements or communications about the Company or its Affiliates).The provisions of this Paragraph 15 will be enforced to the fullest extent permitted by the law in the state in which Participant resides or is employed at the time of the enforcement of the provision. If, at the time of enforcement of this Paragraph 15, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Participant agrees that the restrictions contained in this Paragraph 15 are reasonable. In the event of the breach or a threatened breach by Participant of any of the provisions of this Paragraph 15, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Participant of this Paragraph 15, the Non-Compete Period shall be tolled until such breach or violation has been duly cured.
     16. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions. In the event, however, of any conflict between the provisions of this Agreement or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Participant, as applicable, the provisions of the latter shall prevail.
     17. This Agreement is not a contract of employment, as applicable, and the terms of the Participant’s employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue the Participant’s employment, and it shall not impose any obligation on the Participant’s part to remain in the employ of the Company or any of its Affiliates. This Agreement shall be governed by and construed in accord with the laws of the Commonwealth of Pennsylvania, excluding principles of conflicts of law.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

A.C. MOORE ARTS & CRAFTS, INC.
By:
Name:
Title:

ACCEPTED:
By:
[Insert the name of the Participant]

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